Exhibit 3.1

Delaware The First State Page 1 6374131 8100F SR# 20213733874 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 204647820 Date: 11 - 10 - 21 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “SALSPERA, INC.” FILED IN THIS OFFICE ON THE EIGHTH DAY OF NOVEMBER, A.D. 2021, AT 3:44 O`CLOCK P.M.

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:44 PM 11/08/2021
FILED 03:44 PM 11/08/2021
SR 20213733874 - File Number 6374131

CERTIFICATE OF INCORPORATION
OF
SALSPERA, INC.

The undersigned, for purpose of organizing a corporation pursuant to the provisions sections 242 and 245 of the General Corporation Law of the State of Delaware ("General Corporation Law"), does make and file this Certificate of Incorporation and does hereby certify as follows:

ARTICLE I
NAME

The name of the corporation is Salspera, Inc. (the "Corporation").

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE III
REGISTERED OFFICE & AGENT

The address of the Corporation's registered office in the State of Delaware is *c/o* The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, City of Wilmington, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE IV
AUTHORIZED SHARES

The Corporation is authorized to issue an aggregate total of 5,000,000 shares of capital stock, all of which shall be designated common stock ("Common Stock"), having a par value of $0.0001 per share.

ARTICLE V
PERPETUAL EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VI
NUMBER OF DIRECTORS

Unless otherwise set forth herein, the number of directors which constitute the Board of

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Directors of the Corporation shall be designated in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VII
AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VIII
LIMITATION OF LIABILITY

1. To the fullest extent permitted by the General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2. The Corporation shall have the power to indemnify, to the extent permitted by the General Corporation Law, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

3. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX
MEETINGS & BOOKS OF CORPORATION

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

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ARTICLE X NAME AND ADDRESS OF INCORPORATOR The name and address of the iacorporator of the Corporation is as follows. Robert J. Tunheim Ftifiiiski Matk & Johnson, P,A. 773 Prairie Center Dtive, Suite 400 Eden Prairie, MN fs344 IN WITNESS WHEREOF, fhe undecsigned has caused this Certificate of Jncorporstioa to be executed as of this & day of November, 2021. INCORPORATOR By: }vms otMlTlim 3